WEAKENING DOLLAR 2X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Face

Market

Amount

Value

FEDERAL AGENCY DISCOUNT NOTES

16.8%

Federal Home Loan Bank*

4.17% due 02/29/08

$

25,000,000 $

________

24,832,041

Total Federal Agency Discount Notes

(Cost $24,832,041)

________

24,832,041

REPURCHASE AGREEMENTS

54.9%

Collateralized by U.S. Treasury

Obligations

Mizuho Financial Group, Inc.

issued 12/31/07 at 1.40% due

01/02/08

46,415,900

46,415,900

Lehman Brothers Holdings, Inc.

issued 12/31/07 at 1.00%

due 01/02/08

27,383,082

27,383,082

Morgan Stanley issued

12/31/07 at 1.20% due

01/02/08

7,140,908

________

7,140,908

Total Repurchase Agreements

(Cost $80,939,890)

________

80,939,890

Total Investments 71.7%

(Cost $105,771,931)

$

105,771,931

_________

Other Assets in Excess of

Liabilities – 28.3%

$

_________

41,832,425

Net Assets – 100.0%

$

147,604,356

Unrealized

Units

Loss

Currency Index Swap Agreement Sold Short

February 2008 U.S. Dollar

Index Swap, Terminating

02/29/08**

(Notional Market Value

$298,315,773)

3,886,288

$

(3,558,261)

*

The issuer is a publicly traded company that operates under

a Congressional charter; its securities are neither issued nor guaranteed by the U.S. Government.

**

Price Return based on U.S. Dollar Index +/- financing at a

variable rate.

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